Exhibit 10.19

UNIT PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 13 day of November, 2020, by and between Star Group, L.P., a Delaware limited partnership (hereinafter referred to as “Purchaser”), and Moab Partners, L.P., a Delaware limited partnership (hereinafter referred to as “Seller”).

Statement of Facts:

A.	Seller is the beneficial owner of common units of limited partnership interest of Purchaser (the “Common Units”).
B.	Purchaser desires to purchase 1,400,000 Common Units (the “Units) from Seller and Seller desires to sell the Units to Purchaser under the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree and stipulate as follows:

1.Purchase and Sale. Purchaser shall purchase (the “Purchase”) the Units from Seller and Seller shall sell the Units to Purchaser for the price and upon the other terms set forth herein.

2.Purchase Price. Purchaser shall pay Seller $9.85 per Unit for a total purchase price for the Units of $13,790,000 (the “Purchase Price”).

3.Closing. Closing of the transactions contemplated by this Agreement shall occur on the 16 day of November, 2020 (the “Closing Date”), at the offices of Star Group, L.P., 9 West Broad Street Street-Suite 310, Stamford, CT 06902, or at such other place as Seller and Purchaser shall mutually agree, either verbally or in writing.

4.Delivery and Payment for Units.  On the Closing Date, Purchaser shall wire the Purchase Price to Seller in accordance with written wire transfer instructions provided to Purchaser by Seller on or before the Closing Date. Upon receipt of the Purchase Price, Seller shall deliver the Units to Purchaser electronically through DTC in accordance with written instructions provided by Purchaser to Seller on or before the Closing Date.

5.Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows: (i) upon receipt of the Purchase Price as provided in this Agreement, Seller will deliver good and valid title to the Units, free and clear from all liens, claims and encumbrances of any nature whatsoever, other than any liens, claims and encumbrances created by Purchaser, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller and this Agreement has been duly executed and delivered on behalf of Seller, and (iii) Seller has the power and authority to execute, deliver and perform this Agreement.

6.Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

Exhibit 10.19

(a)Power; Due Authorization; Binding Agreement. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Purchaser and Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes a valid and binding agreement of Purchaser.

(b)No Conflicts. The execution and delivery of this Agreement by Purchaser does not, and the performance of the terms of this Agreement by Purchaser will not, (i) contravene or conflict with any certificate of limited partnership, limited partnership agreement or any other similar organizational documents of Purchaser, (ii) require Purchaser to obtain the consent or approval of, or make any filing with or notification to, any governmental body, agency or official of any country or political subdivision of any country, including any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authority”), other than any required filing under U.S. federal securities laws, (iii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Purchaser or its properties and assets, (iv) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or pursuant to which any of its assets are bound or (v) violate any other agreement to which Purchaser is a party.

(c)Material Non-Public Information. To its knowledge, Purchaser has not provided any material non-public information regarding Purchaser to Seller that has not been disclosed to the public prior to the date hereof.

(d)Accredited Investor. Purchaser is an “accredited investor” as that term is defined under Securities and Exchange Commission Regulation D under the Securities Act of 1933, as amended.

(e)Acquisition of the Units for Own Account. Purchaser is acquiring the Units for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

(f)Private, Negotiated Transaction. Purchaser is aware and hereby acknowledges that the purchase and sale of the Units and the transactions contemplated by this Agreement are being made in a private, negotiated transaction between the parties.

(g)No Reliance. Purchaser hereby acknowledges and agrees that Seller has not made any representation or warranty, express or implied, regarding any aspect of the transactions contemplated by this Agreement except as explicitly set forth in this Agreement, and Seller is not relying on any representation or warranty not contained in this Agreement.

7.Securities Law Representations, Warranties, Covenants, and Releases. In connection with the Purchase, Seller hereby represents, warrants and agrees as follows:

Exhibit 10.19

(a)Purchaser has informed Seller that Purchaser possesses non-public information (the “Non-Public Information”) concerning Purchaser, including, without limitation, with respect to Purchaser’s results of operations and financial condition as of and for its fourth fiscal quarter ending September 30, 2020, and Purchaser is precluded from disclosing such information to Seller (the “Non-Disclosure”);

(b)the Non-Public Information may be indicative of a value of the Units that is higher than the purchase price reflected in the Purchase;

(c)Seller is an experienced and sophisticated investor that would qualify as an institutional “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, and Seller is knowledgeable in trading equity securities and understands the disadvantage to which Seller is subject on account of the disparity of information as between Purchaser and Seller;

(d)Seller is not relying on any representations, warranties or disclosure from Purchaser or any person acting on Purchaser’s behalf in connection with the Purchase;

(e)Seller acknowledges that Purchaser is relying on this Agreement in purchasing the Units and would not purchase the Units in the absence of this Agreement; and

(f)Seller hereby waives, releases and forever discharges Purchaser from and against any and all claims, demands, causes of action and liabilities whatsoever, whether known or unknown, both at law and at equity, that it may have against Purchaser on account of the Non-Disclosure, including, without limitation, under Federal and state securities laws, including Section 10(b) or Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

8.Further Assurances. Purchaser and Seller shall execute and deliver any further documents of whatsoever nature which may be reasonably necessary to effectuate and consummate the transaction set forth in this Agreement.

9.Survival. The representations and warranties contained in this Agreement shall survive indefinitely.

10.Applicable Law. This Agreement shall be subject to and governed by the laws of the State of New York without regard to conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

11.Binding Effect. This Agreement shall bind the parties hereto, their legal representatives, and their successors and assigns.

12.Counterparts and Facsimiles. This Agreement may be executed by facsimile and/or electronic signature and/or in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

13.Entire Agreement. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements or representations and understandings.

Exhibit 10.19

14.Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.Modification. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties.

16.Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

[Signature Page Follows]

Exhibit 10.19

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:

STAR GROUP, L.P.

By: Kestrel Heat, LLC, its general partner

By:	/s/ Richard F. Ambury Name: Richard F. Ambury Title: CFO

SELLER:

MOAB PARTNERS, L.P.

By: Moab Capital Partners, LLC, its Investment Advisor

By:	/s/ Michael Rothenberg Name: Michael Rothenberg Title: Managing Member

Unit Purchase Agreement

Signature Page